As filed with the Securities and Exchange Commission on April 18, 2003

             Registration No. 333-________

======================================================================================================================

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

The Securities Act of 1933

RENAISSANCE LEARNING, INC.

(Exact Name of Registrant as Specified in Charter)

     Wisconsin

39-1559474

     (State of Incorporation)

(I.R.S. Employer Identification No.)

     2911 Peach Street

     P.O. Box 8036

     Wisconsin Rapids, Wisconsin

54495-8036

     (Address of Principal Executive Offices)

     Zip Code)

____________________________________

RENAISSANCE LEARNING, INC. 1997 STOCK INCENTIVE PLAN

____________________________________

Terrance D. Paul, Chief Executive Officer

Renaissance Learning, Inc.

2911 Peach Street

P.O. Box 8036

Wisconsin Rapids, Wisconsin 54495-8036

(715) 424-3636

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Pamela M. Krill

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, Wisconsin  53202

(414) 273-3500

CALCULATION  OF REGISTRATION  FEE

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Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $.01 par value	3,000,000	$17.64(1)	$52,920,000	$4,868.64(1)

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(1)

The registration fee was calculated pursuant to Rule 457(c) and Rule 457(h)(l) under the Securities Act of 1933, as amended.  The registration fee is based on the average of the high and low price of a share of Renaissance Learning, Inc. common stock on April 14, 2003 on the Nasdaq National Market.

INCORPORATION OF CERTAIN

INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 3,000,000 shares of Renaissance Learning, Inc. (the “Company”) common stock, which is issuable pursuant to the Company’s 1997 Stock Incentive Plan.  The information in the Registration Statement on Form S-8 filed by the Company (f/k/a Advantage Learning Systems, Inc.) on October 28, 1997 (Registration No. 333-38867), is incorporated by reference into this Registration Statement.

NOTICE REGARDING ARTHUR ANDERSEN LLP

Section 11(a) of the Securities Act provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement, unless it is proved that at the time of such acquisition such person knew of such untruth or omission, may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant.  On May 22, 2002, the Company announced that it had appointed Deloitte & Touche LLP to replace Arthur Andersen LLP as its independent accountants and the Company is currently unable to obtain Arthur Andersen LLP’s written consent to the incorporation by reference into this registration statement of its audit reports with respect to the Company’s financial statements.  Arthur Andersen LLP’s reports on the financial statements of the Company incorporated by reference in this registration statement are copies of such reports and have not been reissued by Arthur Andersen LLP.  Under these circumstances, Rule 437a under the Securities Act permits the Company to file this registration statement without a written consent from Arthur Andersen.  Accordingly, Arthur Andersen LLP will not be liable to you under Section 11(a) of the Securities Act because it has not consented to being named as an expert in the registration statement.

Exhibits

4.1

Renaissance Learning, Inc. 1997 Stock Incentive Plan (amended and restated)

5.1

Opinion of Godfrey & Kahn, S.C.

23.1

Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

23.2

Consent of Deloitte & Touche LLP

23.3

Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a under the Securities Act)

24.1

Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wisconsin Rapids, State of Wisconsin, on April 16, 2003.

RENAISSANCE LEARNING, INC.

By:

  /s/ Terrance D. Paul_____________________________

Terrance D. Paul, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature

     Title

Date

/s/ Terrance D. Paul________________

Chief Executive

April 16, 2003

Terrance D. Paul

Officer and a Director (Principal Executive Officer)

/s/ Steven A. Schmidt_______________

Vice President, Chief Financial Officer

April 16, 2003

Steven A. Schmidt

and Secretary (Principal Financial Officer

and Principal Accounting Officer)

Directors:

Judith A. Paul, John R. Hickey, Michael H. Baum, John H. Grunewald, Gordon H. Gunnlaugsson, Harold E. Jordan and Addison L. Piper

By: /s/ Steven A. Schmidt_____________

April 16, 2003

Steven A. Schmidt

Attorney-In-Fact*

*Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

EXHIBIT INDEX

Exhibits

4.1

Renaissance Learning, Inc. 1997 Stock Incentive Plan (amended and restated)

5.1

Opinion of Godfrey & Kahn, S.C.

23.1

Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

23.2

Consent of Deloitte & Touche LLP

23.3

Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a under the Securities Act)

24.1

Powers of Attorney